UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

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REDDY ICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-110442-04	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 15, 2005, (i) Robert J. Fioretti and Philip M. Carpenter III retired from the Board of Directors (the “Board”) of Reddy Ice Holdings, Inc. (the “Company”), (ii) the Board approved a reduction in the size of the Board to 10 members and (iii) the Board appointed Theodore J. Host to fill the resulting vacancy on the Board. The Board has determined that Mr. Host is “independent,” as defined under and required by the Federal securities laws and the rules of the New York Stock Exchange.

Mr. Host will serve as a member of the Board’s Compensation and Corporate Governance and Nominating Committees in place of Beth L. Bronner, with respect to the Compensation Committee, and Tracy L. Noll, with respect to the Corporate Governance and Nominating Committee. Mr. Noll will now also serve as a member of the Board’s Executive Committee.

Mr. Host will receive compensation and perquisites in accordance with policies and procedures previously approved by the Board for non-employee directors of the Company.

On November 16, 2005, the Company issued a press release regarding the appointment of Mr. Host to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following are filed as exhibits to this report:

99.1 Press Release dated November 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005

REDDY ICE HOLDINGS, INC. By: /s/ Steven J. Janusek Name: Steven J. Janusek Title: Chief Financial and Accounting Officer